                                                                   EXHIBIT 4.12

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
                                               ---------
_______________, 2000, by and among Level 8 Systems, Inc., a Delaware corporation ("Company"), and the parties who have executed this Agreement and
              -------
whose names appear on Schedule I hereto (each party listed on Schedule I hereto is sometimes referred to herein as "Holder" and all such persons are sometimes
                                    ------
collectively referred to as the "Holders.")
                                 -------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, pursuant to the terms of that certain Exchange and Release Agreement dated as of even date herewith (the "Exchange Agreement"), by and
                                               ------------------
among the Company and the Holder, certain debt of the Holder will be converted into shares of Common Stock of Company, $0.001 par value per share (the "Registrable Securities"); and
 ----------------------

          WHEREAS, the Company has agreed to grant to the Holders certain registration rights; and

          WHEREAS, the Company and the Holders desire to define such registration rights on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

     1.   Definitions. Unless otherwise defined herein, the following terms
          -----------
shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this Registration Rights Agreement, including
           ---------
all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or
           ------------
a day on which banks are required or permitted to be closed in the State of New York.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency then administering the Securities Act and other federal securities laws.

          "Effective Time" shall mean the time an agreement of merger is filed
           --------------
with the California Secretary of State pursuant to the terms of that certain Agreement and Plan of Merger dated October 2, 2000, entered into by and among the Company, Level 8 Technologies Acquisition Corp. and StarQuest Software, Inc.;

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "NASD" shall mean the National Association of Securities Dealers,
           ----
Inc., or any successor corporation thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          2.   Required Registration. As soon as practicable following the
               ---------------------
Effective Time, the Company shall prepare and file with the Commission a Registration Statement (the "Registration Statement") which shall cover all
                             ----------------------
Registrable Securities for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. The Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or prior to the 90/th/ day following the Effective Time.

          3.   Incidental Registration. If Company at any time after the
               -----------------------
Effective Time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a registration statement
                       --------------------------
under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities (a "Registration Statement"), it will
                                           ----------------------
give written notice to all Holders at least twenty (20) Business Days prior to the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

          Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within ten (10) Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration, but not the Company) shall reduce the amount of securities each intended to be distributed through such offering on a pro rata basis (which reduced amount may be zero). Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

     4.   Registration Procedures. If Company is required by the provisions
          -----------------------
of Section 2 or 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the Holders thereof, but not to exceed one hundred and eighty (180) days;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred and eighty (180) days;

            (c) furnish to such selling security Holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security Holders may reasonably request;

            (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder of such securities shall reasonably request to the extent such registration or qualification is required in such jurisdictions (provided, however, that Company
                                                 --------  -------
shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

            (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (i) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (ii) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request;

            (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

            (g) notify the Holders as promptly as practicable upon the occurrence of any event as a result of which the prospectus included in a Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as possible, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however,
                                                            --------  -------
that the Company may delay preparing, filing and distributing any such supplement or amendment if the Board of Directors of the Company determines in good faith that such supplement or amendment could, in its reasonable judgment,
(i) interfere with or adversely affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at the time; provided, further, that (w) the Company will
                                    --------  -------
give notice (a "Standstill Notice") of any such delay prior to such delay, (x)
                -----------------
such delay shall not extend for a period of more than thirty (30) days without the written consent of the Holders, (y) the Company may utilize such delay no more than two (2) times or for an aggregate of more than sixty (60) days in any period of two hundred and forty (240) consecutive days and (z) the period of effectiveness of the Registration Statement provided for herein shall be extended by the number of days from and including the date of the giving of a Standstill Notice to and including the date when the Company shall have delivered to the Holders copies of such supplement or amendment pursuant to this
Section 4(g);

            (h) provide each Holder and its representatives the opportunity to conduct reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to conduct any due diligence;

            (i) permit each Holder to review a Registration Statement covering Registrable Securities and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission; and

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

        It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

        5.  Expenses. All expenses incident to the Company's compliance with
            --------
the terms of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security Holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to
Section 4(d), shall be paid by Company, except that Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

        6.  Indemnification and Contribution.
            ---------------------------------

               (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary set forth in this
Section 6(a), Company shall not be liable to indemnify any person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) any actual or alleged untrue statement or actual or alleged omission either (x) made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such Holder specifically for use therein or so furnished for such purposes by any underwriter or (y) that had been corrected in a preliminary prospectus, prospectus supplement or amendment which had been furnished to such Holder prior to any distribution of the document alleged to contain the untrue statement or omission to offerees or purchasers, (2) any offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under Section 4(g) and prior to the delivery of the prospectus supplement or amendment contemplated by Section 4(g), or (3) Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with its intended plan of distribution as provided to Company and disclosed in the Registration Statement. Notwithstanding the foregoing, Company shall not be required to indemnify any person for amounts paid in settlement of any claim without the prior written consent of Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

               (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each person who participated in such offering and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) information in writing provided to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) such Holder's offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under Section 4(g) and prior to the delivery of the prospectus supplement or amendment contemplated by Section 4(g), (iii) such Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with its intended plan of distribution as provided to Company and disclosed in the Registration Statement, (iv) such Holder's failure to comply with Regulation M under the Exchange Act, or (v) such Holder's failure to comply with any rules and regulations applicable because such Holder is, or is an Affiliate (as defined in Section 9.3(a) of the Agreement and Plan of Merger) of, a registered broker-dealer. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

               (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        7.  Certain Limitations on Registration Rights.  Notwithstanding the
            ------------------------------------------
other provisions of this Agreement:

               (a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act;

               (b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 3, declared effective; and

               (c) Company shall have the right to delay the filing or effectiveness of the registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than forty five (45) days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

        8.  Holder Agreements
            -----------------

               (a) No Holder may participate in an underwritten offering provided for hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangements contemplated for such offering as reasonably requested by the managing underwriter, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements as reasonably requested by the managing underwriter, and (iii) agrees to bear such Holder's pro rata portion of all underwriting discounts and commissions.

               (b) Each Holder agrees to comply with Regulation M under the Exchange Act in connection with its offer and sale of Registrable Securities.

               (c) Each Holder agrees that it will not sell any Registrable Securities registered under the Securities Act pursuant to the terms of this Agreement until a Registration Statement (and any associated post-effective amendment) relating thereto has been declared effective and such Holder has been provided copies of the related prospectus, as amended or supplemented to date.

               (d) Each Holder agrees to comply with the prospectus delivery requirements of the Securities Act as applicable in connection with the sale of Registrable Securities registered under the Securities Act pursuant to a Registration Statement.

               (e) Each Holder agrees that upon receipt of a Standstill Notice pursuant to Section 4(g), such Holder shall immediately discontinue offers and sales of Registrable Securities registered under the Securities Act pursuant to any Registration Statements covering such Registrable Securities until such Holder receives copies of the supplemented or amended prospectus contemplated by
Section 4(g) or notice from the Company that no such supplement or amendment is required.

        9.  Miscellaneous.
            -------------

               (a) No Inconsistent Agreements. Except as set forth on Schedule A
                   --------------------------                         ----------
hereto, Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person.

               (b) Remedies. A Holder, in addition to being entitled to exercise
                   --------
all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               (c) Amendments and Waivers. Except as otherwise provided herein,
                   ----------------------
the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless Company has obtained the written consent from a majority of the Holders.

               (d) Notice Generally. Any notice, demand, request, consent,
                   ----------------
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

               (i) If to a Holder, at the last known address appearing on the books of Company maintained for such purpose.

               (ii) If to Company, at

                        Level 8 Systems, Inc.
                        8000 Regency Parkway
                        Cary, North Carolina  27511
                        Attention: Dennis McKinnie
                        Telecopy Number:(919) 461-2690

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail.

               (e) Rule 144. With a view to making available to the Holders the
                   --------
benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees that it will:

                   (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                    (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                    (iii) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

               (f)  Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

               (g)  Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h)  Governing Law; Jury Waiver.  This Agreement shall be
                    --------------------------
governed by, construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws provisions thereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

               (i)  Severability.  Wherever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (j)  Entire Agreement.  This Agreement, together with the
                    ----------------
Exchange Agreement and the other transaction documents, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         LEVEL 8 SYSTEMS, INC.


                         By:_______________________________
                            Dennis McKinnie
                            Senior Vice President, Chief Legal and
                            Administrative Officer, Corporate Secretary



                         HOLDERS:


                         [COUNTERPART SIGNATURE PAGES FOLLOW]

                         HOLDERS:


                         WHITNEY PARTNERS, LP


                         By:_______________________________
                            Name:
                            Title:



                         SIERRA VENTURES IV, LP


                         By:_______________________________
                            Name:
                            Title:



                         SIERRA VENTURES IV INTERNATIONAL, LP


                         By:_______________________________
                            Name:
                            Title:



                         PAUL RAMPEL


                         By:_______________________________



                         BRYCO INVESTMENTS


                         By:_______________________________
                            Name:
                            Title:

                                  SCHEDULE I
                                  ----------

Holders:
-------

Whitney Partners, LP
c/o Global Capital
4 Maritime Plaza
San Francisco, California 94111
Attn: Greg Wettersten

Sierra Ventures IV, LP
3000 Sand Hill Road
Menlo Park, California 94025
Attn: Jeff Drazan

Sierra Ventures International IV, LP
3000 Sand Hill Road
Menlo Park, California 94025
Attn: Jeff Drazan

Paul Rampel
571 Woodmont Avenue
Berkeley, California 94708

Bryco Investments
c/o Global Capital
4 Maritime Plaza
San Francisco, California 94111
Attn: Greg Wettersten

                                  SCHEDULE A
                                  ----------

Registration Rights.
-------------------

Agreement related to Agreement and Plan of Merger.
     In connection with the Agreement and Plan of Merger dated October 2, 2000, by and among the Company, Level 8 Technologies Acquisition Corp. and StarQuest Software, Inc. ("StarQuest"), the Company entered into a Registration Rights Agreement pursuant to which certain shareholders of StarQuest who received shares of Company Common Stock and warrants to purchase shares of Company Common Stock have the right to the registration of such shares. This agreement requires the registration of 500,000 shares of common stock and 250,000 shares of common stock underlying the warrants. The Company is required to prepare and file a registration statement with the Commission on or prior to the 225/th/ day following the Effective Time. The Company is required to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Agreement also provides the holders of such shares and warrants to participate in other registration statements filed by the Company with the exception of any registration statement filed by the Company pursuant to the terms of this Registration Rights Agreement.

Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     In connection with the sale of 1,000,000 shares of Level 8 Common Stock to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), pursuant to a Purchase Agreement dated July 31, 2000 (the "Merrill Lynch Purchase Agreement"), Level 8 and Merrill Lynch entered into a "Registration Rights Agreement." Pursuant to that registration rights agreement, after October 30, 2000 the holders of at least 30% of the shares issued pursuant to the Merrill Lynch Purchase Agreement will have the right to request registration of those shares, and any of the other shares issued pursuant to the Merrill Lynch Purchase Agreement whose holders elect to participate. Those requesting the registration may specify the intended method or methods of disposition. The registration rights agreement also provides the holders of shares issued pursuant to the Merrill Lynch Purchase Agreement to participate in other registration statements filed by Level 8.

Agreement related to issuance of Series B Preferred Stock.
     In connection with the issuance of its Series B Preferred Stock and certain warrants in July of 2000, Level 8 entered into a "Registration Rights Agreement" dated July 19, 2000 among Level 8 and certain investors, including Brown Simpson Strategic Growth Funds, and Seneca Capital. This agreement requires the registration of the 1,197,007 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and the 1,047,382 shares of Common Stock issuable upon exercise of the warrants.

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     Level 8 met its obligation to file a  "shelf" registration for sale on a delayed or continuous basis, with the S-1 Registration Statement, subsequent amendment and prospectus dated September 22, 2000. The registration rights further provide the Series B Preferred Stock holders with the right, on two occasions, to have the prospectus associated with the shelf registration amended to provide for underwritten offerings.

Agreement related to issuance of Series A Preferred Stock.
     In connection with the issuance of its Series A Preferred Stock and certain warrants in June of 1999, Level 8 entered into a "Registration Rights Agreement" dated June 28, 1999 among Level 8 and certain investors, including Brown Simpson Strategic Growth Funds, Advanced Systems Europe B.V. and Seneca Capital. This Registration Rights Agreement was filed with the SEC as Exhibit 10.3 to Level 8's Current Report on Form 8-K filed July 23, 1999. The agreement required the registration of the 2,100,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and the 2,100,000 shares of Common Stock issuable upon exercise of the warrants.

     Level 8 met the registration obligations of this agreement when the registration statement on Form S-3, filed on August 8, 1999, became effective, registering resales of the 4,200,000 shares. As long as that registration statement remains effective, the requirements of this registration rights agreement remain satisfied.

Agreement with Welsh, Carson, Anderson & Stowe related to the purchase of Seer.
     Level 8 purchased a majority interest in Seer Technologies, Inc. with an "Agreement" dated November 23, 1998. The Agreement is filed with the SEC as Exhibit B to Level 8's Schedule on Form SC 13-D, filed January 11, 1999, and is also filed Exhibit 2.1 to Seer Technologies, Inc.'s Annual Report on Form 10-K405, filed January 12, 1999. The agreement was among Level 8 and twenty parties, all of whom were related to the Welsh, Carson, Anderson & Stowe investment firm (the "WCAS Parties"). Under the agreement the WCAS Parties received 1,000,000 shares of Level 8 stock and warrants to purchase up to 250,000 additional shares at $12.00 per share. The agreement incorporates a voting agreement binding the WCAS Parties.

     The Agreement provides the WCAS Parties with piggyback registration rights in any underwritten public offering which includes shares already outstanding (Agreement Section 9.3.4). The rights apply "if, at any time before [January 1, 2001], Level 8 determines to file a registration statement." Any cutbacks at the advice of the underwriter are to be pro rata equally among all participating shareholders. This would appear to apply even in the event of another shareholder exercising a demand registration, as "[t]he rights with respect to such offering by any WCAS Party whose shares are included shall not be less, and the obligations with respect to such offering by any such WCAS Party shall not be

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

     greater, than those of any other shareholder whose shares are included in such offering."

Agreements related to Level 8's purchase of Momentum Software Corporation.
     Level 8 purchased Momentum Software Corporation in February of 1998, pursuant to an Agreement and Plan of Reorganization by and Among Level 8 Systems, Inc., Middleware Acquisition Corporation, Momentum Software Corporation and Robert Brill, Bruns Grayson and Hubertus Vandervoort, as Trustees of the Momentum Liquidating Trust, on Behalf of the Securityholders of Momentum Software Corporation (the "Momentum Purchase Agreement"), filed with the SEC as Exhibit 10.42 to Level 8's Annual Report on Form 10-K, filed March 31, 1998. The Momentum Purchase Agreement provides for two associated Registration Rights Agreements.

     One of the two agreements relates to 36,000 shares of Level 8 Common Stock issued to former Momentum employees in exchange for Momentum Series E Preferred Shares, and 50,000 shares of Level 8 Common Stock issued as consideration for some of the employees agreeing to continue on as employees of Level 8 (the "Momentum Employees' Registration Agreement")

     The other agreement relates to 575,000 shares of Level 8 Common Stock, 200,000 additional shares underlying warrants and 250,000 further additional shares which could be issued in exchange for a $3,000,000 promissory note, all issued to the stockholders and management of Momentum. (the "Momentum Stockholders' Registration Agreement")

     The Momentum Employees' Registration Agreement states that Level 8 will file a registration statement for the 86,000 shares by September 15, 1998.
     Section 2(d) states that the Holders of a majority in interest may select the managing underwriters, if any, for any such registration, subject to the approval of the Company, which shall not be unreasonably withheld. No such registration was ever filed. The registration rights are not transferable, and extinguish if the shares are sold, pursuant to Rule 144 or otherwise. While there is no particular termination date for the agreement, the Company need only keep the demand registration effective until "the date on which all Holders can sell all Registrable Securities covered by such Demand Registration Statement pursuant to Rule 144 of the Securities Act without restriction under Rule 144(e) thereof." Because the shares have been outstanding for two years, it is likely that all or most are eligible for transfer without registration pursuant to Rule 144.

     The Momentum Stockholders' Registration Agreement provides for one demand registration, to occur not earlier than March 2000 (two years from the date of the agreement). The agreement provides that the Company is to file a registration statement within 60 days of the demand from Holders of a majority in interest of the "Registrable Securities." The Holders have the right to select the managing

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

     underwriters, if any, for the demand registration, subject to the approval of the Company, not to be unreasonably withheld. All of the Registrable Securities (being 1,025,000 shares of Common Stock (which includes shares initially issued, underlying the warrant, and issuable in return for the promissory note)) are to be registered, unless a Holder opts out. The Company need only keep the demand registration effective until "the date on which all Holders can sell all Registrable Securities covered by such Demand Registration Statement pursuant to Rule 144 of the Securities Act without restriction under Rule 144(e) thereof." Because the shares have been outstanding for two years, it is likely that all or most are eligible for transfer without registration pursuant to Rule 144.

     Under the Momentum Stockholders' Registration Agreement, the Holders are also given piggyback registration rights. These rights are explicitly secondary to earlier granted registration rights, but are to be apportioned pro rata among all other selling security Holders. The registration rights are not transferable, and extinguish if the shares are sold pursuant to Rule 144 or otherwise.


Hampshire Securities Warrants
     Hampshire Securities Corporation served as the lead underwriter for the Company's initial public offering in June of 1995 and for a subsequent public offering in December of 1996. In the underwriting agreements for each of the two offerings Hampshire got a warrant to purchase Level 8's Common Stock. Both of the warrants included registration rights.

     The first warrant (related to the IPO) was for 140,000 shares of Common Stock at $7.425 per share, exerciseable from July 28, 1996 to July 27, 2000. A preliminary form of the warrant was filed with the SEC as Exhibit
     10.27 to the Company's Registration Statement on Form S-1, filed June 14, 1995. The warrant provided for two demand registrations and piggyback registrations during the period July 1996 to July 2001. The Company filed a registration statement on Form S-3, filed March 7, 1997 and assigned File No. 333-22979, registering the 140,000 underlying shares.

     The second warrant (related to the December 1996 public offering) was for 100,000 shares of Common Stock (the final version may have been for 110,000) at $14.85 per share, exercisable from December 17, 1997 to December 17, 2001. (These terms are pursuant to the form of warrant filed as Exhibit 10.45 to the Company's Registration Statement on Form S-1, filed November 4, 1996.) The warrant grants Hampshire a single demand registration and piggyback registration rights, both during the period from December 17, 1997 to December 17, 2002. The rights are terminated once the warrants or underlying shares are sold pursuant to a registration statement or Rule 144, but there does not appear to be a provision that Rule 144 eligibility (as opposed to sale) terminated or mooted the registration rights. The agreement provides that the Company cannot grant any
     registration rights "prior to the rights of" Hampshire.   With regard to
     piggyback rights, the

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

     agreement more particularly provides that other piggy-back rights are only allowable if the [Hampshire securities] requested to be included in such registration are included on a pro rata basis as to such other persons. Thus, it appears that the Company could grant piggyback rights equal to Hampshire's, to be cut back on a pro rata basis if the underwriter advises a cut back.

     A prospectus Supplement, filed with the SEC on Form 424B3, filed December 16, 1999, incorporated 246,473 shares into a previously filed Registration Statement on Form S-3. Those shares were held by various warrant and Common Stock holders who had piggyback rights. The shares included by the supplement are in the names of approximately 40 individuals and businesses. Most of these shares are shares which were underlying the warrants issued to Hampshire, including shares from the warrant associated with the initial public offering which had previously been registered. There are only about 400 shares underlying the warrants distributed to Hampshire which are not now registered.

Liraz Registration Rights Agreement
     The Registration Rights Agreement dated June 13, 1995 by and between Across Data Systems, Inc. (predecessor to Level 8) and Liraz Systems Ltd. ("Liraz"), filed with the SEC as Exhibit 10.24 to Level 8's Registration Statement on Form S-1 filed June 14, 1995, applies to all shares of Level 8 Common Stock held by Liraz. It grants to Liraz two demand registrations at any time after 18 months after the Company's initial public offering (that IPO being pursuant to the June 14, 1995 Registration Statement). Liraz was also granted piggyback registration rights (with 30 days to respond to notice). Liraz is subject to pro-rata reductions with all other stockholders. The agreement contains the following stand-off provision:
     "During the duration of the period specified by the Company and an underwriter of Common Shares of other securities of the Company following the effective date of the registration statement", Liraz shall not directly or indirectly sell or transfer any securities of Level 8 except for any of its shares included in the offering.

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